Exhibit 99

SILICON LABORATORIES REPORTS FIRST QUARTER RESULTS

—Strong Growth from Broadcast and Broad-based Products—

AUSTIN, Texas — April 27, 2011 — Silicon Laboratories Inc. (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal integrated circuits (ICs), today reported a seven percent sequential increase in first quarter revenue to $119.6 million due to strength in its broadcast and broad-based product lines.

Financial Highlights

Revenue returned to growth in the first quarter, countering typical seasonal weakness in consumer markets with strong new product cycles.

During the quarter, the company completed the acquisition of SpectraLinear, a timing IC provider, and GAAP results include approximately $11.7 million in charges related to the acquisition, as well as typical non-cash stock compensation charges. GAAP gross margin was impacted by product mix as well as $1.1 million in acquisition charges, resulting in 60.3 percent gross margin for the first quarter. Operating expenses included $5.1 million in acquisition-related charges and ended the quarter at $35.4 million in R&D investment and $31.9 million in SG&A expense. This resulted in a fully diluted GAAP loss of four cents per share.

The following non-GAAP results exclude the impact of acquisition-related charges and stock compensation expense. Non-GAAP gross margin was 61.6 percent for the quarter, down sequentially as anticipated due to product mix. Operating expenses increased only modestly, with R&D at $29.7 million and SG&A about flat at $23.2 million. Fully diluted non-GAAP earnings per share were better than expected at $0.40. The reconciling charges are set forth in the financial measures table included below.

Business Highlights

The company’s better than seasonal performance was driven by an aggressive ramp of its innovative silicon TV tuner into iDTVs by five top TV makers during the quarter.  The company’s timing products also achieved record revenue again which, when combined with strong growth in MCU products, enabled high single-digit sequential growth in the broad-based product category. Record design wins and expanding portfolios in both timing and MCUs created market share momentum at both existing and new customers.

“The improving complexion of our revenue base, and the momentum we currently have with our bookings and design wins have so far outweighed the industry-wide concerns that have developed following the tragedy in Japan,” said Necip Sayiner, president and CEO of Silicon Laboratories. “We continue to have confidence in the annual growth targets we set in January and view the Q1 results as strong progress towards those goals.”

The company guided revenue for the second quarter in the range of $124 to $130 million.

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. central time. An audio webcast will be available simultaneously on Silicon Laboratories’ website under Investor Relations (www.silabs.com).  A replay will be available after the call at the same website listed above or by calling 1 (800) 642-1687 or +1 (706) 645-9291 (international) and by entering 59263865. The replay will be available through May 11, 2011.

About Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive, mixed-signal integrated circuits (ICs) for a broad range of applications. Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with expertise in cutting-edge mixed-signal design. The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories, please visit www.silabs.com.

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Laboratories may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price; average selling prices of products may decrease significantly and rapidly; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; inventory-related risks; risks associated with acquisitions; difficulties managing international activities; difficulties managing our manufacturers and subcontractors; risks that Silicon Laboratories may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; risks associated with divestitures; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Silicon Laboratories, Silicon Labs and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, (512) 464 9254, shannon.pleasant@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	April 2, 2011	April 3, 2010
Revenues	$119,636	$126,719
Cost of revenues	47,478	43,129
Gross margin	72,158	83,590
Operating expenses:
Research and development	35,359	29,922
Selling, general and administrative	31,860	28,003
Operating expenses	67,219	57,925
Operating income	4,939	25,665
Other income (expense):
Interest income	571	666
Interest expense	(5)	(23)
Other income (expense), net	209	(297)
Income before income taxes	5,714	26,011
Provision for income taxes	7,674	4,932

Net income (loss)	$(1,960)	$21,079

Earnings (loss) per share:
Basic	$(0.04)	$0.46
Diluted	$(0.04)	$0.44

Weighted-average common shares outstanding:
Basic	44,269	45,816
Diluted	44,269	47,926

 Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended April 2, 2011
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Acquisition Related Costs	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$119,636

Gross margin	72,158	60.3%	$338	$1,149	$73,645	61.6%

Research and development	35,359	29.6%	3,994	1,618	29,747	24.9%

Selling, general and administrative	31,860	26.6%	5,141	3,526	23,193	19.4%

Operating income	4,939	4.1%	9,473	6,293	20,705	17.3%

Provision for income taxes	7,674		1,027	(5,425)	3,276

	Three Months Ended April 2, 2011
Non-GAAP Diluted Earnings Per Share	GAAP Measure	Stock Compensation Expense	Acquisition Related Costs	Non-GAAP Measure
Net income (loss)	$(1,960)	$8,446	$11,718	$18,204

	GAAP Measure	Dilutive Securities Excluded Due to Net Loss	Non-GAAP Measure
Diluted shares outstanding	44,269	1,776	46,045

Diluted earnings (loss) per share	$(0.04)		$0.40

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	April 2, 2011	January 1, 2011
Assets
Current assets:
Cash and cash equivalents	$118,496	$138,567
Short-term investments	203,785	227,295
Accounts receivable, net of allowance for doubtful accounts of $724 at April 2, 2011 and $772 at January 1, 2011	58,493	45,030
Inventories	41,057	39,450
Deferred income taxes	9,461	9,140
Prepaid expenses and other current assets	39,922	34,447
Total current assets	471,214	493,929
Long-term investments	16,965	17,500
Property and equipment, net	29,464	29,945
Goodwill	117,215	112,296
Other intangible assets, net	68,836	53,242
Other assets, net	29,816	20,746
Total assets	$733,510	$727,658

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,371	$24,433
Accrued expenses	26,492	25,604
Deferred income on shipments to distributors	28,896	26,127
Income taxes	3,922	3,692
Total current liabilities	79,681	79,856
Long-term obligations and other liabilities	23,540	22,372
Total liabilities	103,221	102,228
Commitments and contingencies
Stockholders’ equity:
Preferred stock—$0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.0001 par value; 250,000 shares authorized; 44,513 and 43,933 shares issued and outstanding at April 2, 2011 and January 1, 2011, respectively	4	4
Additional paid-in capital	56,534	49,947
Retained earnings	577,167	579,127
Accumulated other comprehensive loss	(3,416)	(3,648)
Total stockholders’ equity	630,289	625,430
Total liabilities and stockholders’ equity	$733,510	$727,658

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended
	April 2, 2011	April 3, 2010
Operating Activities
Net income (loss)	$(1,960)	$21,079
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation of property and equipment	3,253	2,879
Amortization of other intangible assets and other assets	3,057	1,849
Stock-based compensation expense	9,473	10,256
Income tax benefit from employee stock-based awards	1,184	1,286
Excess income tax benefit from employee stock-based awards	(1,142)	(800)
Deferred income taxes	1,366	616
Changes in operating assets and liabilities:
Accounts receivable	(11,704)	(804)
Inventories	(759)	3,832
Prepaid expenses and other assets	(4,499)	(973)
Accounts payable	(4,787)	1,046
Accrued expenses	(1,634)	(1,110)
Deferred income on shipments to distributors	2,293	(50)
Income taxes	3,233	(7,991)
Net cash provided by (used in) operating activities	(2,626)	31,115
Investing Activities
Purchases of available-for-sale investments	(31,492)	(121,357)
Proceeds from sales and maturities of marketable securities	55,092	67,697
Purchases of property and equipment	(2,697)	(1,747)
Purchases of other assets	(584)	(3,436)
Acquisition of business, net of cash acquired	(27,546)	—
Net cash used in investing activities	(7,227)	(58,843)
Financing Activities
Proceeds from issuance of common stock, net of shares withheld for taxes	(3,580)	7,483
Excess income tax benefit from employee stock-based awards	1,142	800
Repurchases of common stock	(606)	(24,092)
Payments on debt	(7,174)	—
Net cash used in financing activities	(10,218)	(15,809)

Decrease in cash and cash equivalents	(20,071)	(43,537)
Cash and cash equivalents at beginning of period	138,567	195,737
Cash and cash equivalents at end of period	$118,496	$152,200

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